                                                                   Exhibit 10-Nn


                                FIFTH AMENDMENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of March 6, 2002, is entered into by and among HERCULES INCORPORATED, a Delaware corporation (the "Company"), BETZDEARBORN CANADA, INC., an Ontario corporation (the "Canadian Borrower"), certain subsidiaries of the Company identified on the signature pages hereto (the "Guarantors"), the several banks and other financial institutions identified on the signature pages hereto, BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") and BANK OF AMERICA, N.A., acting through its Canadian branch, as Canadian administrative agent (the "Canadian Administrative Agent"). Except as otherwise defined in this Amendment, terms defined in the Credit Agreement referred to below (as amended by this Amendment) are used herein as defined therein.

                                    RECITALS
                                    --------

     A. The Company, the Canadian Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Canadian Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of April 19, 1999 (as amended by that First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2000, that Second Amendment to Amended and Restated Credit Agreement dated as of July 26, 2000, that Third Amendment to Amended and Restated Credit Agreement dated as of November 14, 2000, and that Fourth Amendment to Amended and Restated Credit Agreement dated as of July 17, 2001, and as may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement").

     B.   The Company has requested certain modifications to the Credit
Agreement.

     C.   Such modifications require the consent of the Required Lenders.

     D. The Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.   ARTICLE I - IMMEDIATELY EFFECTIVE AMENDMENTS TO CREDIT AGREEMENT

     Subject to the satisfaction of the conditions precedent set forth in
Section 5 in Article III hereof, from and after the Fifth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended in the following respects:

     1. Section 2.6(b)(ii) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          (ii) Asset Dispositions.

               (A) If and whenever any Credit Party or any Subsidiary of a Credit Party receives any Net Cash Proceeds from any Asset Disposition relating to the assets of the Resins Division or equity interests in any Subsidiary holding assets of the Resins Division, the Borrowers shall, within five Business Days thereafter, apply 100% of such Net Cash Proceeds as set forth in clause (v) below.

               (B) If and whenever any Credit Party or any Subsidiary of a Credit Party receives any Net Cash Proceeds from any Asset
          Disposition relating to the assets of FiberVisions or equity interests in FiberVisions, the Borrower shall within 5 Business Days thereafter, apply 100% of the Net Cash Proceeds as set forth in clause (v) below.

               (C) If and whenever any Credit Party or any Subsidiary of a Credit Party receives any Net Cash Proceeds from the BetzDearborn Sale, the Borrower shall immediately apply 100% of the Net Cash Proceeds as set forth in clause (v) below (to the extent required in such clause).

               (D) The Net Cash Proceeds from any Asset Disposition (other than as described in clauses (ii)(A), (ii)(B) or (ii)(C) hereof) or Involuntary Disposition received at any time by any Credit Party or any Subsidiary of a Credit Party may, within 180 days from the date of receipt, be applied (or caused to be applied) by the Company and its Consolidated Subsidiaries to make Eligible Reinvestments. If and whenever any such Net Cash Proceeds in excess of $15,000,000 (in the aggregate from the Third Amendment Effective Date) are not reinvested in Eligible Reinvestments prior to the expiration of such 180-day period, the Borrowers shall, on the first Business Day thereafter, apply such excess unreinvested amount as set forth in clause (v) below.

     2. Subsections 2.6(b)(v)(I) and 2.6(b)(v)(J) of the Credit Agreement are hereby deleted in their entirety and the following substituted therefor:

               (I) with respect to all amounts prepaid pursuant to subsections 2.6(b)(ii)(B), 2.6(b)(ii)(D), 2.6(b)(iii)(B), and 2.6(b)(iv), to
          reduce, pro rata as set
     forth in clause (f) below, (I) ratably, each Tranche of outstanding Term Loans (credited pro rata across the amortization payment maturities in such Tranche), until the Term Loans are paid in full, then Revolving Credit Loans (credited pro rata among U.S. Revolving Loans, Multicurrency Revolving Loans and Canadian Revolving Loans, with corresponding permanent reductions in the respective Revolving Committed Amounts) and when all Revolving Credit Loans have been repaid to a cash collateral account in respect of BA Revolving Obligations and LOC Obligations on a pro rata basis, and then to Swingline Loans and (II) the Prudential Obligations,

          (J) with respect to all amounts prepaid pursuant to subsection 2.6(b)(ii)(C), to reduce, pro rata as set forth in clause (f) below, (I) ratably, each Tranche of outstanding Term Loans (credited pro rata across the amortization payment maturities in such Tranche), until the Term Loans are paid in full, then Revolving Credit Loans (credited pro rata among U.S. Revolving Loans, Multicurrency Revolving Loans and Canadian Revolving Loans, with permanent reductions in the respective Revolving Committed Amounts such that (i) the aggregate of the Revolving Committed Amounts after the BetzDearborn Sale shall equal (x) $200,000,000 (of which $170,000,000 shall be allocated to the Multicurrency Revolving Committed Amount, $30,000,000 shall be allocated to the U.S. Revolving Committed Amount and $0 shall be allocated to the Canadian Revolving Committed Amount) plus (y) an amount equal to the LOC Obligations outstanding on the BetzDearborn Sale Effective Date (85% of which shall be allocated to the Multicurrency Revolving Committed Amount and 15% of which shall be allocated to the U.S. Revolving Committed Amount and (ii) the LOC Committed Amount shall equal the amount of the LOC Obligations outstanding on the BetzDearborn Sale Effective Date), and when all Revolving Credit Loans have been repaid, to a cash collateral account in respect of BA Revolving Obligations and LOC Obligations on a pro rata basis, and then to Swingline Loans and (II) the Prudential Obligations, and

          (K) with respect to all amounts prepaid pursuant to subsection 2.6(b)(iii)(A), first to Revolving Credit Loans (credited pro rata among U.S. Revolving Loans, Multicurrency Revolving Loans and Canadian Revolving Loans) and to permanently reduce the Revolving Committed Amounts (on a pro rata basis), until all Revolving Committed Amounts are reduced to zero, and then ratably to each Tranche of outstanding Term Loans (credited pro rata across amortization payment maturities in such Tranche).

3. Section 2.6(f) of the Credit Agreement is hereby amended by deleting the phrase "subsections 2.6(b)(v)(H) and (I) above" and replacing it with the phrase "subsections 2.6(b)(v)(H), (I) and (J) above".

4. A new clause (1) is hereby added to the end of Section 2.16 of the Credit Agreement to read as follows:

          (l) Reduction of the LOC Committed Amount. From and after the BetzDearborn Sale Effective Date, the LOC Committed Amount shall be permanently reduced by the amount of any Letters of Credit that are outstanding on the BetzDearborn Sale Effective Date which are not subsequently renewed or extended in accordance with the provisions of this
     Section 2.16 (with a corresponding reduction in the Revolving Committed Amount on a pro rata basis among the Multicurrency Revolving Committed Amount and the U.S. Revolving Committed Amount).

5. Section 5.2(d)(i) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          (i) Leverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Leverage Ratio to exceed the ratio set forth below for the applicable period:

                      Period                             Maximum Leverage Ratio
                      ------                             ----------------------
     Closing Date through March 31, 1999                       5.0 to 1.0
     April 1, 1999 through September 30, 1999                  4.5 to 1.0
     October 1, 1999 through March 31, 2000                    3.5 to 1.0
     April 1, 2000 through June 30, 2000                       3.75 to 1.0
     July 1, 2000 through September 30, 2000                   3.5 to 1.0
     October 1, 2000 through June 30, 2001                     4.75 to 1.0
     July 1, 2001 through September 30, 2001                   5.25 to 1.0
     October 1, 2001 through December 31, 2001                 5.00 to 1.0
     January 1, 2002 through March 31, 2002                    4.75 to 1.0
     April 1, 2002 through June 30, 2002                       4.50 to 1.0
     July 1, 2002 and thereafter                               4.25 to 1.0

     Notwithstanding the foregoing, during the BetzDearborn Sale Period (and, with respect to any relevant period ending prior to the BetzDearborn Sale Effective Date only, from and after the BetzDearborn Sale Effective Date) the applicable maximum Leverage Ratio for the fiscal quarter periods ending as of March 31, 2002 and June 30, 2002 shall be 5.50 to 1.0. Upon the expiration of the BetzDearborn Sale Period without the BetzDearborn Sale Effective Date having occurred, if the Credit Parties were not in compliance with the covenant levels set forth in the table above for the applicable period, then an Event of Default shall exist.

6. Section 5.2(d)(iii) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          (iii) Interest Coverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Interest Coverage Ratio to be less than the ratio set forth below for the applicable period:

                                             Minimum Interest
          Period                             Coverage Ratio
          ------                             ----------------
Closing Date through September 30, 1999       2.5 to 1.0
October 1, 1999 through September 30, 2000    3.0 to 1.0
October 1, 2000 through June 30, 2001        1.75 to 1.0
July 1, 2001 through September 30, 2001      1.65 to 1.0
October 1, 2001 through December 31, 2001    1.75 to 1.0
January 1, 2002 and thereafter               2.00 to 1.0

     Notwithstanding the foregoing, during the BetzDearborn Sale Period (and, with respect to any relevant period ending prior to or after the BetzDearborn Sale Effective Date, from and after the BetzDearborn Sale Effective Date) the applicable minimum Interest Coverage Ratio for the fiscal quarter periods ending as of March 31, 2002 and June 30, 2002 shall be 1.75 to 1.0. Upon the expiration of the BetzDearborn Sale Period without the BetzDearborn Sale Effective Date having occurred, if the Credit Parties were not in compliance with the covenant levels set forth in the table above for the applicable period, then an Event of Default shall exist.

7. Section 5.2(b)(ii)(C) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          (C) if such transaction is a sale, lease or other disposition of assets, (I) such transaction is not an Asset Disposition, (II) such transaction is an Asset Disposition of the Resins Division or FiberVision,
     (III) such transaction is the BetzDearborn Sale or (IV) the aggregate value of the assets sold, leased or disposed of in such transaction, when added to the aggregate value of all assets sold, leased or disposed of in all transactions permitted by this clause (IV) at any time after the Third Amendment Effective Date, does not exceed $50,000,000.

8. Section 7 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

          "BetzDearborn Purchase Agreement": that certain Stock and Asset Purchase Agreement dated as of February 12, 2002 entered into by and among the Company, General Electric Company and Falcon Acquisition Corp. as such agreement may be amended, restated, modified or supplemented from time to time.

          "BetzDearborn Sale": shall mean the sale of the water business of the Company (i) conducted through the BetzDearborn Division of the Company and
     (ii) through the Pulp and Paper Division of the Company and its Affiliates, Inc. pursuant to the BetzDearborn Purchase Agreement for an aggregate purchase price of approximately $1,800,000,000 in cash, subject to adjustment as provided in such agreement, but resulting in minimum Net Cash Proceeds of $1,600,000,000.

          "BetzDearborn Sale Effective Date": the date upon which the BetzDearborn Sale is consummated and the Borrower prepays the Loans in accordance with requirements of Section 2.6(b) hereof.

          "BetzDearborn Sale Period": shall mean the period from the Fifth Amendment Effective Date to the earliest of (i) the date upon which the BetzDearborn Purchase Agreement is terminated, (ii) BetzDearborn Sale Effective Date and (iii) July 15, 2002.

          "Fifth Amendment": that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of March 6, 2002 by and among the Company, the Guarantors, the Lenders party thereto, the Administrative Agent and the Canadian Administrative Agent.

          "Fifth Amendment Effective Date": the date on which each of the conditions precedent to the effectiveness of the Fifth Amendment is satisfied by the Credit Parties or waived by the Administrative Agent and/or the Required Lenders, as applicable.

9. The definition of Consolidated EBITDA in Section 7 of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor, with such amendment to be deemed effective as of December 31, 2001:

          "Consolidated EBITDA": for any fiscal period, (i) Consolidated Net Income for such period, plus (ii) Consolidated Interest Expense for such period, plus (iii) to the extent deducted in computing such Consolidated Net Income, the sum of (a) taxes, (b) depreciation, (c) amortization, (d) any non-cash charges, (e) for the fiscal quarter ended June 30, 2001 through the fiscal quarter ended June 30, 2002 only, any non-recurring cash charges associated with the restructuring of the Company and its Subsidiaries initiated on or after April 1, 2001 in an aggregate amount not to exceed $50 million, (f) for the fiscal quarter ended December 31, 2001 through the fiscal quarter ended December 31, 2002 only, any non-recurring cash charges associated with the reduction-in-force by the Company and its Subsidiaries in an aggregate amount not to exceed $125 million and (g) any extraordinary, unusual or non-recurring cash losses or cash charges incurred in connection with (x) the Acquisition in an amount not to exceed $170 million after taxes in the aggregate for all such add-backs pursuant to this subclause (x), (y) the settlement prior to the Closing Date of certain litigation in an amount not to exceed $63 million after taxes in the aggregate for all such add-backs pursuant to this subclause (y), minus
     (iv) any extraordinary gains and noncash gains.

     10. Section 9.6(c) of the Credit Agreement is hereby amended by deleting the first proviso of the first sentence thereof in its entirety and the following substituted therefor:

          provided, however, that the amount of the Commitment (if any) of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than (unless agreed upon by the Administrative Agent and the Borrower) the lesser of (i) $1,000,000 and (ii) with respect to each assigning Lender, the amount of such Lender's Commitment;

     11. A new Section 9.21 is hereby added to the end of Section 9 of the Credit Agreement to read as follows:

          9.21. Reorganization in Connection with BetzDearborn Sale.

                In connection with the BetzDearborn Sale and notwithstanding any provision of the Credit Documents to the contrary, the Credit Parties and their subsidiaries may take such intercompany actions as are reasonably necessary to consummate the Reorganization defined in and referred to in the BetzDearborn Purchase Agreement (including without limitation intercompany mergers, liquidations and asset transfers related to separating the Water Business (as defined in the BetzDearborn Purchase Agreement) from the Company's other businesses); provided, however, that (a) the Credit Parties shall make commercially reasonable efforts to maintain the Collateral Agent's collateral position as of the Fifth Amendment Effective Date (including without limitation by promptly causing any newly formed subsidiaries to execute Guarantor Joinder Agreements and otherwise comply with the terms of subsection 5.1(j) and (b) upon the expiration of the BetzDearborn Sale Period without the BetzDearborn Sale Effective Date having occurred, the Credit Parties shall, within 30 days of such expiration (or such longer period of time as the Collateral Agent may reasonably agree to if the Credit Parties are diligently pursuing such actions in good faith) take such actions as are reasonably necessary to put the Collateral Agent in a collateral position that is as good as such collateral position as of the Fifth Amendment Effective Date.

II. ARTICLE II - AMENDMENTS TO THE CREDIT AGREEMENT EFFECTIVE UPON THE BETZDEARBORN SALE EFFECTIVE DATE

     Subject to the satisfaction of the conditions precedent set forth in
Section 5 in Article III hereof, from and after the BetzDearborn Sale Effective Date, the Required Lenders hereby agree to amend the Credit Agreement in the following respects:

     1. Section 5.1(j) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          (j) Additional Credit Parties. At the time any Person becomes a Domestic Subsidiary (other than a Receivables Financing SPC or a Preferred Stock SPC or as otherwise agreed to by the Administrative Agent) or becomes a guarantor with respect to any other Indebtedness of the Company, the Company shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Guarantor Joinder Agreement in substantially the same form as Exhibit E, (b) cause such Person to execute counterparts of, or a joinder in, the Security Agreement, and (c) deliver, or cause such Person to deliver, such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Collateral Agent.

2. Section 5.2(b)(ii)(B) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          (B) if such transaction is a purchase, the cash purchase price of such purchase along with the cash purchase prices of all such other purchases consummated pursuant to this subsection 5.2(b)(ii)(B) in each fiscal year does not exceed $150,000,000; and

3. Section 5.2(b)(ii)(C) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

          (C) if such transaction is a sale, lease or other disposition of assets, (I) such transaction is not an Asset Disposition, (II) such transaction is an Asset Disposition of the Resins Division or FiberVision,
     (III) such transaction is the BetzDearborn Sale or (IV) the aggregate value of the assets sold, leased or disposed of in such transaction, when added to the aggregate value of all assets sold, leased or disposed of in all transactions permitted by this clause (IV) at any time after the Fifth Amendment Effective Date, does not exceed $50,000,000.

4. A new Section 9.22 is hereby added to the end of Section 9 of the Credit Agreement to read as follows:

     9.22 Release of Pledged Stock.

          Upon the BetzDearborn Sale Effective Date, the pledges and grants of security interests in the Pledged Collateral (as defined in the Pledge Agreement) shall be deemed released and the covenants and other agreements contained in the

          Pledge Agreement shall otherwise cease and be of no further force and effect as to the Credit Parties. Promptly following the BetzDearborn Sale Effective Date, the Collateral Agent shall, at the Credit Parties expense, deliver to the Credit Parties such documentation as is reasonably necessary to evidence the Collateral Agent's release of its security interest in the Pledged Collateral (as defined in the Pledge Agreement) including without limitation the return of the stock certificates and stock powers delivered to the Collateral Agent thereunder.

III. MISCELLANEOUS

     1. Representations and Warranties. Each of the Credit Parties represents and warrants to the Lenders, the Administrative Agent and the Canadian Administrative Agent as follows:

          (i) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

          (ii) This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights.

          (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

          (iv) The execution and delivery of this Amendment does not diminish or reduce its obligations under the Credit Documents (including, without limitation, in the case of each Guarantor, such Guarantor's guaranty pursuant to Section 3A of the Credit Agreement) in any manner, except as specifically set forth herein.

          (v) Such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Required Lenders' execution and delivery of this Amendment.

          (vi) The representations and warranties of the Credit Parties set forth in Section 1 of the Credit Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

          (vii) Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

     2. Liens. Subject to the release of the Pledged Collateral upon the BetzDearborn Sale Effective Date as set forth in Section 3 of Article III hereof, each Credit Party affirms the liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Pledge Agreement, the Security Agreement and the Mortgages) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

     3. Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect. The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     4. Expenses. The Company agrees to pay all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

     5. Conditions Precedent. Article I of this Amendment shall become effective on the date hereof (the "Fifth Amendment Effective Date") once each of the following conditions precedent has been satisfied:

          (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by each of the Credit Parties, the Required Lenders and by the Administrative Agent and the Canadian Administrative Agent;

          (b) the Administrative Agent shall have received from a Responsible Officer of the Company a certificate to the effect that as of the date hereof and as of the Fifth Amendment Effective Date all representations and warranties made by the Company and each other Credit Party in this Amendment and each other Credit Document are true and correct in all material respects; and

          (c) no Default or Event of Default shall have occurred and be continuing.

     Article II of this Amendment shall become effective only after the occurrence of both the Fifth Amendment Effective Date and the BetzDearborn Sale Effective Date.

     6. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

     8. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


THE COMPANY:                  HERCULES INCORPORATED,
                              a Delaware corporation


                              By: /s/ Stuart C. Shears
                                  -----------------------------------
                                  Name: Stuart C. Shears
                                  Title: Vice President and Treasurer


CANADIAN BORROWER:            BETZDEARBORN CANADA, INC.,
                              an Ontario corporation


                              By: /s/ Stuart C. Shears
                                  -----------------------------------
                                  Name: Stuart C. Shears
                                  Title: Authorized Representative